EXHIBIT 5.1


                            KOFF, CORN & BERGER, P.C.
                                ATTORNEYS AT LAW
                      303 EAST SEVENTEENTH AVENUE TELEPHONE
                             SUITE 940 303/861-1166
DOUGLAS B. KOFF            DENVER, COLORADO 80203-1262                 TELEPHONE
                                                                    303/861-1166
                                                                       FACSIMILE
                                                                    303/861-0601

                                                                          E-MAIL
                                                               dkoff@wckblaw.com
                                January 22, 2002


OraLabs Holding Corp.
2901 South Tejon Street
Englewood, Colorado 80110

       Re: Registration Statement on Form S-8 Covering 200,000 Shares of Common Common Stock Reserved for Issuance under the Company's
            1997 Non-Employee Directors' Option Plan

Gentlemen:

     We have acted as counsel to OraLabs Holding Corp., a Colorado corporation (the "Company"), in connection with a proposed offering by the Company of 200,000 shares of common stock, $0.001 par value (the "Common Stock"), reserved for issuance under the Company's 1997 Non-Employee Directors' Option Plan in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity, we have examined, among other documents, the Registration Statement on Form S-8 expected to be filed by the Company with the Securities and Exchange Commission on or about January 23, 2002 (as the same may be amended from time to time, the "Registration Statement", covering the offering of the Common Stock).

     Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that: (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado; and (ii) the Common Stock has been legally and validly authorized under the Articles of Incorporation of the Company, as amended and on receipt of the consideration required by, and when issued in accordance with the descriptions set forth in the Registration Statement, the Common Stock will constitute duly and validly issued, outstanding, and fully paid and non-assessable securities of the Company.

     We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of this opinion as Exhibit No. 5.1 thereto.

                                          Very truly yours,

                                          KOFF, CORN & BERGER, P.C.

                                          /s/ Douglas B. Koff

                                          Douglas B. Koff
DBK/jc